Exhibit 3.1

AMENDED AND RESTATED BY-LAWS

OF

BASSETT FURNITURE INDUSTRIES, INCORPORATED

(as of January 10, 2024)

ARTICLE I  OFFICES

The principal office of the Corporation in the State of Virginia shall be located in Bassett, County of Henry. The Corporation may have such other offices, either within or without the State of Virginia, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

ARTICLE II  SHAREHOLDERS

SECTION 1. ANNUAL MEETING. The annual meeting of the Shareholders shall be held on the fifteenth (15th) Wednesday following the end of each fiscal year of the Corporation or on such other date as the Board of Directors shall determine, and the time shall be set by the Chairman of the Board or by the President, for the purpose of electing Directors and for the transaction of such other business as may properly come before the meeting. If the election of Directors shall not be held on the day designated for any annual meeting of the Shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as conveniently may be.

SECTION 2. SPECIAL MEETING. Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board, by the President, or by the Board of Directors.

SECTION 3. PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Virginia as the place of meeting, or, in the case of virtual-only meetings, at no physical place but solely by means of remote communication, unless otherwise prescribed by statute, for any annual meeting or for any special meeting called by the Board of Directors.

SECTION 4. NOTICE OF MEETING. Written or printed notice stating the place, day and hour of the meeting and, in case of special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the Officer or persons calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. In the event the purpose or purposes for which a special or general meeting may be called are such that the law required a longer notice prior to the meeting, such notice shall be as required by the law.

SECTION 5. QUORUM. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.

SECTION 6. ORGANIZATION OF MEETING. At all meetings of the Shareholders, the Chairman of the Board or, in the Chairman’s absence, the lead independent director (if any) or, in the absence of the lead independent director (if any), the President shall act as chair of the meeting. In the absence of the foregoing persons or, if present, with their consent, a majority of the shares present and entitled to vote at such meeting may appoint any person to act as chair. The Secretary of the Corporation or, in the Secretary’s absence, an assistant Secretary of the Corporation, shall act as secretary at each meeting of the Shareholders. In the event that neither the Secretary nor any assistant Secretary is present, the chair of the meeting may appoint any person to act as secretary of the meeting. The chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the dismissal of business not properly presented, the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls, and the authority to recess or adjourn the meeting.

SECTION 7. PROXIES. At all meetings of Shareholders, a Shareholder or a Shareholder’s duly authorized agent or attorney-in-fact may appoint a proxy to vote or otherwise act for the Shareholder by signing an appointment form or by an electronic transmission. For purposes of these By-Laws, “electronic transmission” has the meaning assigned to it in §13.1-603 of the Virginia Stock Corporation Act (or any successor provision). An electronic transmission shall contain or be accompanied by information from which one can determine that the Shareholder, the Shareholder’s duly authorized agent or the Shareholder’s duly authorized attorney-in-fact authorized the transmission. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 7 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Any Shareholder directly or indirectly soliciting proxies from other Shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

SECTION 8. VOTING OF SHARES. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of Shareholders.

SECTION 9. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by such Officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A Shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Shares of its own stock belonging to the Corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

SECTION 10. NOMINATIONS FOR DIRECTORS. Nominations for the election of Directors shall be made by the Board of Directors or by any Shareholder entitled to vote in elections of Directors. However, any Shareholder entitled to vote in elections of Directors may nominate one or more persons for election as Directors at an annual meeting only if written notice of such Shareholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States registered or certified mail, postage prepaid, to the Secretary of the Corporation not later than 90 days prior to the date of the anniversary of the immediately preceding annual meeting (any person so nominated for election as a Director by a Shareholder in compliance with the requirements of this Section 10 a “Shareholder Nominee”). Each notice shall set forth (i) the name and address, as they appear on the Corporation’s stock transfer books, of the Shareholder giving the notice, the name and address of any beneficial owner on whose behalf the nomination is being made and the name and address of any of their respective affiliates or associates or other parties with whom such Shareholder or such beneficial owner is acting in concert (each, an “Associated Person”), (iii) a representation that such Shareholder is a Shareholder of record and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice, (iv) the class and number of shares of stock of the Corporation owned (directly or indirectly) beneficially and of record by such Shareholder and any beneficial owner on whose behalf the notice is given and any Associated Person, (v) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Shareholder’s notice by, or on behalf of, such Shareholder and such beneficial owner, and any Associated Person, whether or not such instrument or right shall be subject to settlement in an underlying class of stock of the Corporation (collectively, “Derivative Instruments”), the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such Shareholder or such beneficial owner, or any Associated Person, with respect to shares of stock of the Corporation, or relates to the acquisition or disposition of any shares of stock of the Corporation, (vi) any proxy (other than a revocable proxy given in response to a solicitation statement filed pursuant to, and in accordance with, Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), voting trust, voting agreement or similar contract, arrangement, agreement or understanding pursuant to which the Shareholder and any beneficial owner on whose behalf the nomination is being made, or any Associated Person, has a right to vote or direct the voting of any of the Corporation’s securities, (vii) any rights to dividends on the shares of the Corporation owned beneficially by the Shareholder and any Associated Person that are separated or separable from the underlying shares of the Corporation, (viii) any proportionate interest in shares of the Corporation or any Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which the Shareholder or any Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of a limited liability company or similar entity, (ix) any performance-related fees (other than an asset-based fee) that the Shareholder or any Associated Person is entitled to based on the increase or decrease in the value of shares of the Corporation or Derivative Instruments, (x) a description of all agreements, arrangements and understandings between such Shareholder or such beneficial owner or any Associated Person and each Shareholder Nominee with respect to such Shareholder Nominee’s service or duties as a nominee or Director of the Corporation, including, but not limited to, any direct or indirect confidentiality, compensation, reimbursement or indemnification arrangement in connection with such Shareholder Nominee’s service or action as a nominee or Director or any commitment or assurance as to how such Shareholder Nominee will act or vote on any matter, (xi) the information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such shareholder and any beneficial owner on whose behalf the notice is given, and (xii) any other information as reasonably requested by the Corporation. The information required by the preceding sentence for the Shareholder shall also be required for any limited partner or investor who may be deemed to “control”, directly or indirectly, such Shareholder or any Associated Person, which shall include any direct or indirect ownership of 10% or more of the equity or voting interests of such Shareholder or any Associated Person. Each such Shareholder’s notice pursuant to this Section 10 shall also set forth (i) the name, age, business address and, if known, residence address of each Shareholder Nominee for whom the Shareholder is proposing or intends to solicit proxies, (ii) the principal occupation or employment of each Shareholder Nominee, (iii) the class and number of shares of stock of the Corporation that are owned beneficially and of record by each Shareholder Nominee, (iv) any other information relating to each Shareholder Nominee that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required to be disclosed under the Virginia Stock Corporation Act or applicable listing standards of the primary exchange on which the Corporation’s capital stock is listed or by the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated under the Exchange Act, including any proxy statement filed pursuant thereto (in each case, assuming the election is contested), (v) a representation as to whether the Shareholder, the beneficial owner, if any, or any Associated Person intends to solicit proxies in support of director nominees other than any person nominated for election as a Director by the Board of Directors or any committee designated by the Board of Directors (any person so nominated by the Board of Directors or a Board of Directors-designated committee a “Board Nominee”) in compliance with the requirements of Rule 14a-19(b) under the Exchange Act, including a statement that the Shareholder, the beneficial owner, if any, or any Associated Person intends to solicit the holders of shares representing at least 67% of the voting power of the shares entitled to vote in the election of Directors, and (vi) the written consent of such Shareholder Nominee to be named in proxy statements as a nominee and to serve as a Director if elected for the full term. The Shareholder shall (1) notify the Corporation of any inaccuracy or change (within two business days of becoming aware of such inaccuracy or change) in any information previously provided to the Corporation pursuant to this Section 10 and (2) promptly update and supplement information previously provided to the Corporation pursuant to this Section 10, if necessary, so that the information provided or required to be provided shall be true and complete (y) as of the voting record date for the meeting and (z) as of the date that is 10 days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary of the Corporation at the Corporation’s principal executive offices.

In addition to the other requirements of this Section 10 with respect to any nomination proposed by a Shareholder to be made at a meeting, each Shareholder, any beneficial owner on whose behalf the nomination is being made and any Associated Person shall also comply with all applicable requirements of the Articles of Incorporation, these By-Laws and state and federal law, including the Exchange Act (including Rule 14a-19 thereunder), with respect to any such nomination or the solicitation of proxies with respect thereto. In addition to the other requirements of this Section 10, unless otherwise required by law, (i) no Shareholder, beneficial owner or Associated Person shall solicit proxies in support of any nominees other than Board Nominees unless such Shareholder, beneficial owner and Associated Person have complied with the Exchange Act (including Rule 14a-19 thereunder) in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder in a timely manner, and (ii) if such Shareholder, beneficial owner or Associated Person (1) provide notice pursuant to Rule 14a-19(b) under the Exchange Act and (2) either has failed, or subsequently shall fail, to comply with any of the requirements of the Exchange Act (including Rule 14a-19 thereunder), then the Corporation shall disregard any proxies or votes solicited for such Shareholder’s nominees. Upon request by the Corporation, if any Shareholder, beneficial owner or Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such Shareholder, beneficial owner or Associated Person shall deliver to the Corporation, no later than five business days prior to the applicable meeting, reasonable evidence that such Shareholder, beneficial owner or Associated Person has met the requirements of the Exchange Act, including Rule 14a-19 thereunder.

The immediately foregoing provisions shall not be construed to extend any applicable deadlines hereunder, enable a Shareholder to change the person or persons specified in the notice for election as Director after the advance notice deadlines hereunder have expired or limit the Corporation’s rights with respect to any inaccuracies or other deficiencies in notices provided by a Shareholder. The Secretary of the Corporation shall deliver each Shareholder’s notice under this Section 10 that has been timely received to the Board of Directors or a committee designated by the Board of Directors for review. A Board Nominee shall, upon the request of the Board of Directors or any committee designated by the Board of Directors, furnish to the Secretary of the Corporation all such information pertaining to such Board Nominee that is required to be set forth in a Shareholder’s notice of nomination. The chair of the meeting of Shareholders shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this Section 10. If the chair should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded. Unless otherwise required by law, if the Shareholder (or a qualified representative of the Shareholder) does not appear at the meeting of Shareholders to nominate the individual set forth in the Shareholder’s notice of nomination as a Director, such nomination shall be disregarded, notwithstanding that the Corporation may have received proxies in respect of such vote.

In addition to the information required to be provided by Shareholders pursuant to this Section 10, each Shareholder Nominee and each Board Nominee shall provide to the Secretary of the Corporation the following information: (i) a completed copy of the Corporation’s form of Director’s questionnaire and a written consent of the Shareholder Nominee or the Board Nominee to the Corporation following such processes for evaluation of such nominee as the Corporation follows in evaluating any person being considered for nomination for election as a Director, as provided by the Secretary; (ii) the Shareholder Nominee’s or the Board Nominee’s agreement to comply with the Corporation’s corporate governance, conflict of interest, code of conduct, confidentiality, share ownership and share trading guidelines and policies, as provided by the Secretary; (iii) written confirmation that the Shareholder Nominee or the Board Nominee (A) does not have, and will not have or enter into, any agreement, arrangement or understanding as to how he or she will vote on any matter, if elected as a Director of the Corporation, and (B) is not a party to, and will not become a party to, any agreement, arrangement or understanding with any person or entity, including any direct or indirect compensation, reimbursement or indemnification arrangement with any person or entity other than the Corporation in connection with such nominee’s service or action as a Director of the Corporation the terms of which have not been fully disclosed in advance to the Secretary of the Corporation; (iv) written disclosure of any transactions between the Shareholder or any Associated Person and the Shareholder Nominee or the Board Nominee within the preceding five years; and (v) any additional information as necessary to permit the Board of Directors to determine if each Shareholder Nominee and Board Nominee is independent under applicable listing standards with respect to service on the Board of Directors or any Committee thereof, under any applicable rules of the SEC or under Section 162(m) of the Internal Revenue Code, and under any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence and qualifications of the Corporation’s Directors.

SECTION 11. NOTICE OF BUSINESS AT ANNUAL MEETING. To be properly brought before an annual meeting of Shareholders, business must be (i) specified in the Notice of Meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the annual meeting by a Shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a Shareholder, the Shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a Shareholder’s notice must be given, either by personal delivery or by United States registered or certified mail, postage prepaid, to the Secretary of the Corporation not later than 160 days prior to the date of the anniversary of the immediately preceding annual meeting. A Shareholders’ notice to the Secretary shall set forth as to each matter the Shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address of record, as they appear on the Corporation’s stock transfer books, of the Shareholder proposing such business and the name and address of any Associated Person, (iii) a representation that such Shareholder is a Shareholder of record and intends to appear in person or by proxy at such meeting to bring the business before the meeting specified in the notice, (iv) the class and number of shares of the Corporation that are beneficially owned by the Shareholder, (v) a description of any Derivative Instrument that has been entered into as of the date of the Shareholder’s notice by, or on behalf of, such Shareholder and such beneficial owner, and any Associated Person, whether or not such instrument or right shall be subject to settlement in an underlying class of stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such Shareholder or such beneficial owner, or any Associated Person, with respect to shares of stock of the Corporation, or relates to the acquisition or disposition of any shares of stock of the Corporation, (f) any proxy (other than a revocable proxy given in response to a solicitation statement filed pursuant to, and in accordance with, Section 14(a) of the Exchange Act, voting trust, voting agreement or similar contract, arrangement, agreement or understanding pursuant to which the Shareholder and any beneficial owner on whose behalf the proposal is being made, or any Associated Person, has a right to vote or direct the voting of any of the Corporation’s securities, (g) any rights to dividends on the shares of the Corporation owned beneficially by the Shareholder and any Associated Person that are separated or separable from the underlying shares of the Corporation, (h) any proportionate interest in shares of the Corporation or any Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which the Shareholder or any Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of a limited liability company or similar entity, (i) any performance-related fees (other than an asset-based fee) that the Shareholder or any Associated Person is entitled to based on the increase or decrease in the value of shares of the Corporation or Derivative Instruments, (j) any material interest of the Shareholder and any beneficial owner on whose behalf the proposal is being made, and any Associated Person, in such business, and (k) any other information as reasonably requested by the Corporation. The information required by the preceding sentence for the Shareholder shall also be required for any limited partner or investor who may be deemed to “control”, directly or indirectly, such Shareholder or any Associated Person, which shall include any direct or indirect ownership of 10% or more of the equity, economic or voting interests of such Shareholder or any Associated Person. The Shareholder shall (1) notify the Corporation of any inaccuracy or change (within two business days of becoming aware of such inaccuracy or change) in any information previously provided to the Corporation pursuant to this Section 11 and (2) promptly update and supplement information previously provided to the Corporation pursuant to this Section 11, if necessary, so that the information provided or required to be provided shall be true and complete (y) as of the voting record date for the annual meeting of Shareholders and (z) as of the date that is 10 days prior to the annual meeting of Shareholders or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary of the Corporation at the Corporation’s principal executive offices. The immediately foregoing provisions shall not be construed to extend any applicable deadlines hereunder, enable a Shareholder to change the business proposed for the meeting after the advance notice deadlines hereunder have expired or limit the Corporation’s rights with respect to any inaccuracies or other deficiencies in notices provided by a Shareholder. Unless otherwise required by law, if the Shareholder (or a qualified representative of the Shareholder) does not appear at the meeting of Shareholders to present such business, such proposal shall be disregarded and such business shall not be transacted, notwithstanding that the Corporation may have received proxies in respect of such vote. In the event that a Shareholder attempts to bring business before an annual meeting without complying with the foregoing procedure, the Chairman of the meeting may declare to the meeting that the business was not properly brought before the meeting and, if he shall so declare, such business shall not be transacted.

ARTICLE III  BOARD OF DIRECTORS

SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors.

SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of Directors of the Corporation shall be eight. Each Director shall hold office until the next annual meeting of the Shareholders and until his successor shall have been elected and qualified.

SECTION 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this By-law immediately prior to, and at the same place as, the annual meeting of Shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board on at least 24-hours’ notice to each Director of the date, time and place thereof, and shall be called by the Chairman of the Board or by the Secretary on like notice on the request in writing of a majority of the total number of Directors in office at the time of such request. The time and place of the special meeting shall be stated in the notice.

SECTION 5. NOTICE. Notice of any special meeting shall be given at least 24-hours previously thereto by written notice delivered personally or mailed to each Director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 6. QUORUM. A majority of the number of Directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

SECTION 7. MANNER OF ACTING. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 8. VACANCIES. Any Directorship to be filled by reason of any vacancy occurring in the Board of Directors or of an increase in the number of Directors shall be filled at any Director’s meeting or any Stockholder’s meeting.

SECTION 9. COMPENSATION. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 10. PRESUMPTION OF ASSENT. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

SECTION 11. REDEMPTION OF SHARES. Pursuant to Section 13.1-728.7 of the Virginia Stock Corporation Act, the Board may redeem shares [at the price established by Section 13.1-728.7.C] if the requirements of either Section 13.1-728.7.A or Section 13.1-728.7.B have occurred.

ARTICLE IV  OFFICERS

SECTION 1. NUMBER. The Officers of the Corporation shall be a Chairman of the Board of Directors and Chief Executive Officer, a President, Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. More than one office may be held by the same person with the exception that the same person cannot hold the office of President and Secretary at the same time. Such other Officers and assistant Officers as may be deemed necessary may be elected or appointed by the Board of Directors.

SECTION 2. ELECTION AND TERM OF OFFICE. The Officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the meeting held after each annual meeting of the Shareholders. If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each Officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

SECTION 3. REMOVAL. Any Officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 5. CHAIRMAN OF THE BOARD. The Chairman of the Board shall, when present, preside at all meetings of the Board of Directors.

SECTION 6. PRESIDENT-CHIEF EXECUTIVE OFFICER. The President-Chief Executive Officer shall be the principal executive Officer under the immediate supervision of the Chairman of the Board and subject to the supervision of the Chairman of the Board and to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He may sign, with the Secretary or any other proper Officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other Officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 7. VICE PRESIDENTS. In the absence of the President-Chief Executive Officer or in event of his death, inability or refusal to act, a Vice President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President-Chief Executive Officer. The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President-Chief Executive Officer or by the Board of Directors.

SECTION 8. SECRETARY. The Secretary shall: (a) keep the minutes of the Shareholders and of the Board of Directors’ meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; (c) be custodian of the corporate records and of the Seal of the Corporation and see that the Seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its Seal is duly authorized; (d) keep a register of the post office address of each Shareholder which shall be furnished to the Secretary by such Shareholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

SECTION 9. TREASURER. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article V of these By-laws; and (b) in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

SECTION 10. SALARIES. The salaries of the Officers shall be fixed from time to time by the Board of Directors or by authority of the Board of Directors delegated to a committee of the Board, the Chairman of the Board or the President, and no Officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

ARTICLE V  CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1. CONTRACTS. The Board of Directors may authorize any Officer or Officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such Officer or Officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

ARTICLE VI  CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary or by such other Officers authorized by law and by the Board of Directors so to do and may (but not need) be sealed with the seal of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The seal of the Corporation and any or all of the signatures on a share certificate may be facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar on the date of issue.

SECTION 2. TRANSFER OF SHARES. The Board of Directors may make rules and regulations concerning the issue, registration and transfer of certificates representing the shares of the Corporation. Transfers of shares and of the certificates representing such shares shall be made upon the books of the Corporation by surrender of the certificates representing such shares accompanied by written assignments given by the owners or their attorneys-in-fact.

SECTION 3. LOST OR DESTROYED SHARE CERTIFICATES. The Corporation may issue a new share certificate in the place of any certificate theretofore issued which is alleged to have been lost or destroyed and may require the owner of such certificate, or his legal representative, to give the Corporation a bond, with or without surety, or such other agreement, undertaking or security as the Board of Directors shall determine is appropriate, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction or the issuance of any such new certificate.

ARTICLE VII  FISCAL YEAR

The fiscal year of the Corporation shall begin on the first Sunday after the last Saturday in November and end on the last Saturday of November of each year.

ARTICLE VIII  DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation, and may set the stock “of record” date for such payment.

ARTICLE IX  SEAL

The Board of Directors shall provide a Corporate Seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the State of Incorporation and the words, “Corporate Seal.”

ARTICLE X  WAIVER OF NOTICE

Unless otherwise provided by law, whenever any notice is required to be given to any Director of the Corporation under the provisions of these By-laws or under the provisions of the Articles of Incorporation, a waiver thereof in writing signed by such Director entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI  AMENDMENTS

These By-laws may be altered, amended or repealed and new By-laws may be adopted by the Board of Directors. But By-laws made by the Board of Directors may be repealed or changed, and new By-laws made, by the Shareholders at any annual Shareholders meeting or at any special Shareholders meeting when the proposed changes have been set out in the notice of such meeting.

ARTICLE XII  INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 1. The Corporation shall indemnify to the extent, in the manner and subject to compliance with the applicable standards of conduct provided by Section 13.1, et seq. of the Virginia Stock Corporation Act of the Code of Virginia, as revised, every person who is or was (i) a Director or Officer of the Corporation (ii) an employee, including an employee of a subsidiary of the Corporation who is designated by the Board of Directors, or (iii) at the corporation, partnership, joint venture, trust or other enterprise who is designated from time to time by the Board of Directors.

SECTION 2. The indemnification hereby provided shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from actions or omissions to act occurring, before or after the adoption hereof. Such indemnification (i) shall not be deemed exclusive of any other rights to which any person seeking indemnification under or apart from this Article XII may be entitled under any By-law, agreement, vote of Stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, (ii) shall continue as to a person who has ceased to be a Director, Officer, employee, or agent, (iii) shall inure to the benefit of the heirs, executor or administrator of such a person and (iv) shall inure to any individual who has served, or may now or hereafter serve, as a Director or Officer of a corporation which is a subsidiary of this Corporation, provided however, that no indemnification shall be afforded as to acts of any Officer or Director of a subsidiary for any period prior to the time such Corporation became a subsidiary. The term subsidiary as used in this Section shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in such chain owns stock possessing at least fifty percent of the voting power in one of the other corporations in such chain.